UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2019

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2019, Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) announced entry into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement, dated January 15, 2019 (the “ERFP Agreement”), by and among the Company, Braemar Hospitality Limited Partnership (the “Operating Partnership”), Braemar TRS Corporation, Ashford Inc. (“AINC”) and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with AINC, the “Advisor”).  The independent directors of the board of directors of each of Braemar and AINC, with the assistance of separate and independent legal counsel, engaged to negotiate the ERFP Agreement on behalf of Braemar and AINC, respectively.

As more fully described below, the ERFP Agreement generally provides, among other things, that:

•                  Ashford LLC will make investments to facilitate the acquisition of properties by the Operating Partnership that are recommended by Ashford LLC, in an aggregate amount of up to $50 million (subject to increase to up to $100 million by mutual agreement), under certain conditions described below.

•                  The investments will equal 10% of the property acquisition price and will be made, either at the time of the property acquisition or at any time in the following two years, in exchange for furniture, fixtures and equipment for use at the acquired property or any other property owned by the Operating Partnership.

•                  The Advisory Agreement will be amended generally to enhance Advisor’s rights thereunder, as described in detail below.

More specifically, the ERFP Agreement includes the following terms:

Enhanced Return Investment Aggregate Amount.  Subject to the terms and conditions of the ERFP Agreement, Ashford LLC agrees to make Enhanced Return Investments (as defined below) in an aggregate amount of up to fifty million dollars ($50,000,000) or, upon the further written agreement of both Ashford LLC and the Operating Partnership, in an aggregate amount of up to one hundred million dollars ($100,000,000).

Form of Enhanced Return Investments.  Ashford LLC shall purchase for cash furniture, fixtures and equipment (“FF&E”) for use at (i) real property assets recommended by Ashford LLC for acquisition by the Operating Partnership or its subsidiaries (each an “Enhanced Return Hotel Asset”) or (ii) other real property assets owned by the Operating Partnership or its subsidiaries (each such FF&E acquisition for cash pursuant to the foregoing clauses (i) and (ii), an “Enhanced Return Investment”).  Enhanced Return Investments shall be used to facilitate the acquisition of Enhanced Return Hotel Assets by the Operating Partnership or its subsidiaries on the terms set forth in the ERFP Agreement.  Ashford LLC shall grant the applicable taxable REIT subsidiary (as defined in Section 856(l) of the Internal Revenue Code of 1986, as amended) of the Operating Partnership (each, an “Applicable TRS”) the right to use the FF&E at any hotel leased by such Applicable TRS.

Size of Enhanced Return Investments.  Each Enhanced Return Investment shall be in an amount equal to ten percent (10%) of the publicly disclosed purchase price of the applicable Enhanced Return Hotel Asset (excluding any net working capital and transferred FF&E reserves of such Enhanced Return Hotel Asset), on a per transaction basis.

Commencement of Obligations; Conditions to Funding.  The effectiveness of the ERFP Agreement is subject to receipt by the Advisor and its affiliates of all required lender consents.  In addition, Ashford LLC shall have no obligation to provide any Enhanced Return Investment in the event that (i) Braemar or its subsidiaries has materially breached any provision of the Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, by and among the parties to the ERFP Agreement (as may be amended from time to time, including pursuant to the ERFP Agreement) (the “Advisory Agreement”) or the ERFP Agreement (provided that Braemar shall be entitled to cure any such breach prior to the applicable date of required acquisition of FF&E),  (ii) any event or condition has occurred or is reasonably likely to occur which would give rise to a right of termination in favor of the Advisor under the Advisory Agreement or the ERFP Agreement, (iii) there would exist, immediately after such proposed Enhanced Return Investment, a Sold ERFP Asset Amount (as described below under the heading “Payment of Fees”), or (iv) (a) Ashford LLC’s Unrestricted Cash Balance is, after taking into account the cash amount anticipated to be required for the proposed Enhanced Return Investment, less than fifteen million dollars ($15,000,000) (the “Cash Threshold”) as of one week after the date that the Operating Partnership requires that Ashford LLC commit to fund an Enhanced Return Investment with respect to an Enhanced Return Hotel Asset (as more particularly described in the ERFP Agreement) or (b) Ashford LLC reasonably expects, in light of its then-anticipated contractual funding commitments (including amounts committed pursuant to the ERFP Agreement but not yet paid) and cash flows, to have an Unrestricted Cash Balance that is less than the Cash Threshold immediately after the expected date of closing of the purchase of the Enhanced Return Hotel Asset.

For purposes of the ERFP Agreement, “Unrestricted Cash Balance” means unrestricted cash of Ashford LLC; provided, that any cash or working capital of AINC or its other subsidiaries, including without limitation, Ashford Hospitality Services LLC (“Ashford Services”), shall be included in the calculation of “Unrestricted Cash Balance” if such funds have been contributed, transferred or loaned from Ashford LLC to Ashford Services or such other subsidiaries for the purpose of avoiding, hindering or delaying Ashford LLC’s obligations under the ERFP Agreement (it being understood that good faith loans or advances to, or investments in, Ashford Services’ or such other subsidiaries’ existing business or new services or other businesses, or the provision of working capital to Ashford Services or such other subsidiaries generally consistent with Ashford Services’ or such other subsidiaries past practices, shall not be deemed to have been made for the purpose of avoiding, hindering or delaying Ashford LLC’s obligations under the ERFP Agreement).

Default of Funding Obligations.  In the event that Ashford LLC fails to fund an Enhanced Return Investment when required by the ERFP Agreement, the Operating Partnership shall promptly notify Ashford LLC in writing of its failure to fund (the “Default Notice”) and (i) in the event that  the acquisition of the applicable Enhanced Return Hotel Asset has been or is consummated by the Operating Partnership or its subsidiaries notwithstanding such funding failure, Ashford LLC shall pay to the Applicable TRS that leases the applicable Enhanced Return Hotel Asset an amount in cash equal to one hundred and twenty-five percent (125%) of the unfunded Enhanced Return Investment (and Ashford LLC shall acquire the related FF&E as if Ashford LLC has made such Enhanced Return Investment in the amount of the unfunded Enhanced Return Investment) or (ii) in the event that the acquisition of the proposed Enhanced Return Hotel Asset is not consummated and the Operating Partnership or its subsidiaries forfeits its non-refundable deposit, Ashford LLC shall pay to the Applicable TRS that would have leased the proposed Enhanced Return Hotel Asset an amount in cash equal to one hundred and twenty-five percent (125%) of the sum of (a) the non-refundable deposit paid by the Operating Partnership or its subsidiaries with respect to such proposed Enhanced Return Hotel Asset and (b) the transaction expenses reasonably incurred and documented by the Operating Partnership and its subsidiaries in connection with such abandoned transaction.  From and after the date that is ninety (90) days after the date of the Default Notice, Braemar shall have the right, in its sole discretion, without additional prior notice to the Advisor, to set off, take and pay over to the Applicable TRS any monies due and payable by Braemar to the Advisor pursuant to the ERFP Agreement or the Advisory Agreement to satisfy the payment of all amounts due and payable by the Advisor to the Applicable TRS pursuant to the immediately preceding sentence and shall pay such amounts immediately to the Applicable TRS.

Repayment Events.  With respect to any acquisition of FF&E by Ashford LLC pursuant to the ERFP Agreement, if prior to the date that is two years after such acquisition, (i) Braemar is subject to a Company Change of Control (as defined in the Advisory Agreement) or (ii) Braemar or the Advisor terminates the Advisory Agreement and Braemar is required to pay the Termination Fee thereunder (each of clauses (i) and (ii), a “Repayment Event”), the Operating Partnership shall pay to Ashford LLC an amount equal to one hundred percent (100%) of any Enhanced Return Investments actually funded by Ashford LLC during such two year period.

Disposition of Enhanced Return Hotel Assets.  If the Operating Partnership or its subsidiaries dispose or cause the disposition of any Enhanced Return Hotel Asset or other real property with respect to which Ashford LLC owns FF&E, including by way of a foreclosure or deed-in-lieu of foreclosure by a mortgage or mezzanine lender of the Operating Partnership or its subsidiaries, Braemar shall promptly identify, and Ashford LLC shall acquire in exchange for such FF&E, FF&E for use at another real property asset leased by the Applicable TRS and with a fair market value equal to the value of such FF&E as established in connection with such disposition.

Term; Termination.  The initial term of the ERFP Agreement shall be two years (the “Initial Term”), unless earlier terminated pursuant to the terms of the ERFP Agreement.  At the end of the Initial Term, the ERFP Agreement shall automatically renew for successive one year periods (each such period a “Renewal Term”) unless either the Advisor or Braemar provides written notice to the other at least sixty (60) days in advance of the expiration of the Initial Term or Renewal Term, as applicable, that such notifying party intends not to renew the ERFP Agreement.  The ERFP Agreement may be terminated by the Advisor or Braemar in the event such party has a right to terminate the Advisory Agreement or by the Advisor in the event that the Advisor is entitled to transfer cash owned by Braemar but controlled by Advisor to the Termination Fee Escrow Account (as defined in the Advisory Agreement).

The ERFP Agreement also amends the Advisory Agreement (which amendments will survive the termination or non-renewal of the ERFP Agreement) with respect to the following matters:

Asset Management; Project Management; Other Services.  The Advisor shall be Braemar’s sole and exclusive provider of asset management, project management and other services offered by AINC or any of its subsidiaries, with authority to source, evaluate and monitor Braemar’s investment opportunities consistent with Braemar’s Investment Guidelines (as defined in the Advisory Agreement), and to direct the operation and policies of Braemar.

Payment of Fees.  Braemar shall, on a monthly basis, pay a fee (the “Base Fee”) in an amount equal to 1/12th of the sum of (i) 0.70% of the Total Market Capitalization (as defined in the Advisory Agreement) of Braemar for the prior month, plus (ii) the Net Asset Fee Adjustment (as defined below), if any, on the last day of the prior month during which the Advisory Agreement was in effect; provided, however, in no event shall the Base Fee for any month be less than the Minimum Base Fee (as defined in the Advisory Agreement).

For purposes of the Advisory Agreement, “Net Asset Fee Adjustment” shall be equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the Advisory Agreement, but generally equal to the net sales prices of real property (other than any Enhanced Return Hotel Assets) sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the Advisory Agreement, but generally equal to the net sales prices of Enhanced Return Hotel Assets sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 1.07%.

Calculation of Incentive Fee.  If the Advisory Agreement is terminated on a day other than the last trading day of a calendar year, then Braemar’s Total Shareholder Return (as defined in the Advisory Agreement), the Incentive Fee Threshold (as defined in the Advisory Agreement) and the Total Shareholder Return for each Peer Group Member (as defined in the Advisory Agreement) will be calculated using the closing trading price of the common stock of Braemar and each Peer Group Member’s common stock on the last trading day immediately preceding the date of termination of the Advisory Agreement, provided, however, that the Incentive Fee (as defined in the Advisory Agreement), if any, shall be calculated assuming that the Advisory Agreement was in effect for the full applicable calendar year.

Pledge of the Advisory Agreement.  The Advisor may assign the Advisory Agreement or pledge and grant a security interest in the Advisory Agreement to any lender of the Advisor without the consent of Braemar; provided, however, that in advance of such assignment the Advisor and such lender must enter into definitive documentation, pursuant to which Braemar shall be an express third-party beneficiary, providing that (i) in the event the lender is required pursuant to the terms of such loan agreement to provide to the Advisor notice of any default or potential default by the Advisor under such loan agreement, the lender shall simultaneously provide such notice to Braemar, (ii) the Advisor shall promptly notify Braemar upon the Advisor’s reasonable belief or upon its receipt of notice that it is in default under any such loan agreement, (iii) Braemar shall have an explicit right to cure, for the account of the Advisor, all actual or potential defaults of the Advisor within the longer of (A) seven business days of such default and (B) the number of days the Advisor has to cure such default pursuant to the underlying loan agreement and (iv) the lender shall not take an action, or fail to take any action, that would result in Braemar failing to maintain its status as a REIT under the Internal Revenue Code.

Key Money.  Certain sections of the Advisory Agreement related to “Key Money” have been deleted including the information previously set out in Section 16.

Calculation of Net Earnings.  The definition of “Net Earnings” has been revised to provide that (i) for purposes of calculating Net Earnings the LTM Period (as defined in the Advisory Agreement) shall be adjusted assuming (a) the Advisory Agreement was in place for the full LTM Period if it otherwise was not and (b) all contracts providing for fees owing to the Advisor by Braemar were in place for the full LTM Period if they otherwise were not and all fees payable under such contracts shall be annualized as such; (ii) in the event the Advisor acquires a beneficial ownership interest in a Person (as defined in the Advisory Agreement) that reported on its income statement revenues derived from Braemar, then the parties to the Advisory Agreement agree that the revenues received by such acquired Person from Braemar for the full LTM Period (as defined in the Advisory Agreement) shall be included within clause (A) of the definition of Net Earnings in the same proportion as the Advisor’s beneficial ownership of the acquired Person; and (iii) the parties to the Advisory Agreement agree that fees and expenses payable or reimbursable by Braemar to Project Management, LLC and its subsidiaries or affiliates under the Project Management Agreement and any successor or related project management agreement with Project Management, LLC and its subsidiaries or affiliates along with any associated expenses of Project Management, LLC payable or reimbursable pursuant to the Project Management Agreement shall be included in Net Earnings or otherwise in the calculation of the Termination Fee, Adjusted Termination Fee (as defined in the Advisory Agreement) or Liquidated Damages Amount (as defined the Advisory Agreement), in each case for the full LTM Period.

The ERFP Agreement also commits the parties to amend the following agreements with respect to the matters detailed below:

Project Management Agreement.  The Braemar Master Project Management Agreement, dated as of August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Project Management, LLC and Braemar Hospitality Limited Partnership shall be amended to provide for (i) an initial term commencing on the effective date of the ERFP Agreement and expiring on the ten (10)-year anniversary of such effective date, (ii) an agreed-to fee schedule to all applicable and identified project management and related services rendered (including architectural services) during its term, and (iii) if agreed to at the time, the Advisor shall provide other additional related project management services at rates consistent with studies prepared by Deloitte & Touche LLP (or by a mutually agreed-upon third party).

Property Management Agreement.  In the event the Advisor, or one of its subsidiaries, acquires the property management business of Remington Lodging & Hospitality, LLC (or its affiliates) (the “Remington Transaction”), the property management agreement(s) then in effect between the Advisor, or any of its subsidiaries, on the one hand, and Braemar, or any of its subsidiaries, on the other hand, shall be amended such that the initial term of such property management agreement(s) shall commence on the closing date of the Remington Transaction and shall expire on its ten (10)-year anniversary.

The foregoing description of the ERFP Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the ERFP Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 17, 2019, the Company issued a press release and released an investor presentation announcing entry into the ERFP Agreement.

The information in Item 7.01 of this report, including the information in the press release and the investor presentation attached as Exhibits 99.1 and 99.2 to this report, is being furnished pursuant to General Instruction B.2 of Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Safe Harbor for Forward-Looking Statements

Certain statements made in this Form 8-K, including all exhibits attached hereto, could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When the Company uses the words “will,” “may,” “anticipate,” “estimate,” “should,” “could,” “expect,” “believe,” “intend,” “potential,” or similar expressions, it intends to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s business and investment strategy, its understanding of its competition, current market trends and opportunities, projected operating results, and projected capital expenditures.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in the Company’s industry and the market in which it operates, interest rates or the general economy, and the degree and nature of the Company’s competition. These and other risk factors are more fully discussed in each company’s filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1

Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement, dated January 15, 2019, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC

99.1	Press Release, dated January 17, 2019, relating to the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement

99.2	Presentation, dated January 17, 2019, relating to the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2019

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary